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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 21, 2005

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida		34110

(address of principal executive offices)		(Zip Code)

Registrant’s telephone number:   (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Results of Operation and Financial Condition.

On December 21, 2005, Bancshares of Florida, Inc. (Nasdaq: BOFL) (“Bancshares”) announced that Tracy L. Keegan has been named Executive Vice President and Chief Financial Officer, effective January 1, 2006, following the retirement of David G. Wallace.  Ms. Keegan, who has more than 17 years financial industry experience, will be responsible for the Company’s comprehensive finance and accounting activities, including financial and regulatory reporting, treasury, tax, and financial planning and analysis.  She will report to Bancshares of Florida, Inc. President and CEO Michael L. McMullan.  Mr. Wallace, who served as Executive Vice President and Chief Financial Officer since January 2004, will continue in an executive role with the Company on a part-time basis as Investor Relations Officer.

ITEM 9.01.     Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being furnished with this Report:

          10.2     Press Release (solely furnished and not filed for purposes of Item 9.01).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: December 21, 2005

/s/ David G. Wallace

David G. Wallace
Executive Vice President and Chief Financial Officer